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                                    GUARANTY

         GUARANTY dated as of May 13, 1997 made by the undersigned ("Guarantor") in favor of The Chase Manhattan Bank, and/or any of its subsidiaries or affiliates (individually or collectively, as the context may require, the "Bank").

         PRELIMINARY STATEMENTS: The Bank has agreed to enter into agreements or arrangements with Marc P. Shore and Debra Shore (collectively, the "Borrower") providing for the making of a loan to the Borrower in the principal amount of $8,500,000, with a 15 month term (the said loan herein called the "Facility", and any writing evidencing, supporting or securing the Facility, including but not limited to this Guaranty, being a "Facility Document"). The Facility Documents include a promissory note dated May 13, 1997, in the original principal amount of $8,500,000 (the "Note") and a first mortgage deed (the "Mortgage") securing the Note and covering certain real property on Clapboard Ridge Road, Greenwich, CT (the "Mortgaged Premises"). The Guarantor is financially interested in the affairs of the Borrower.

         THEREFORE, in order to induce the Bank to extend credit or give financial accommodation under the Facility, the Guarantor agrees as follows:

         Section 1. Guaranty of Payments. The Guarantor unconditionally and irrevocably guarantees to the Bank the punctual payment of all sums now owing or which may in the future be owing by the Borrower under the Facility, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise; provided that the aggregate liability of the Guarantor shall not exceed $3,000,000 in principal amount, plus any accrued and unpaid interest thereon at the Default Rate under the Note from the date of the Borrower's default under the Note and the Bank's costs of collection, including without limitation reasonable attorneys' fees (collectively herein called the "Liabilities"), provided, further, however, it is understood that the obligations of the Borrower to the Bank may at any time and from time to time exceed the liability of the Guarantor hereunder without impairing this Guaranty. The Guarantor and the Bank agree, as between themselves, that regardless of the manner of application of payments made by the Borrower to the Bank, all such payments shall be deemed to be applied first to the portion of the obligations of the Borrower to the Bank which are not guaranteed hereunder and last to the portion of such obligations which are guaranteed hereunder. The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the Default Rate under the Note. This Guaranty is a guaranty of payment and not of collection only. The Bank


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shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantor agrees that, as between the Guarantor and the Bank, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower, and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.

         Section 2. Guaranty Absolute. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facility. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of or in any other term of all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability; (b) any release or amendment or waiver of or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and
(e) any other defense, setoff or counterclaim whatsoever with respect to the Facility Documents or the transactions contemplated thereby which might constitute a defense available to, or discharge of, the Borrower or a guarantor.

         Section 3. Guaranty Irrevocable. (a) This Guaranty is a continuing guaranty of all Liabilities now or hereafter existing under the Facility and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facility is no longer in effect. (b) Anything herein to the contrary notwithstanding, this Guaranty shall terminate on the date that the following conditions have been met: (i) a minimum of $4,250,000 (plus accrued interest, fees and other charges allocable thereto) shall have been paid to the Bank by the Borrower pursuant to the Note; (ii) there shall have been no reduction in the compensation payable to Marc P. Shore by the Guarantor from the arrangement represented to the Bank;
(iii) there shall exist no default or event of default under the Note; and (iv) the unpaid principal amount of the Note shall not exceed 75% of the then fair market value of the Mortgaged Premises, as evidenced by the Bank's appraisal of the Mortgaged Premises.

         Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time


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any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

         Section 5. Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facility is no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to the Bank to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facility. If the Guarantor makes payment to the Bank of all or any part of the Liabilities and all the Liabilities are paid in full and the Facility is no longer in effect, the Bank shall, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.

         Section 6. Subordination. Without limiting the Bank's rights under any other agreement, any liabilities owed by the Borrower to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to the Guarantor, if the Bank so requests, shall be collected, enforced and received by the Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

         Section 7. Payments Generally. All payments by the Guarantor shall be made in the manner, at the place and in the currency (the "Payment Currency") required by the Facility Documents.

         Section 8. Certain Taxes. The Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein ("Taxes"). If any Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to


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the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send the Bank an official receipt showing payment thereof; together with such additional documentary evidence as may be required from time to time by the Bank.

         Section 9. Representations and Warranties. The Guarantor represents and warrants that this Guaranty: (a) has been authorized by all necessary action;
(b) does not violate any agreement, instrument, law, regulation or order applicable to the Guarantor; (c) does not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (d) is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

         Section 11. Setoff. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of the Bank's offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof.

         Section 12. Formalities. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

         Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Bank, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.


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         Section 14. Expenses. The Guarantor shall reimburse the Bank on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) incurred by the Bank in connection with the preparation, performance or enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

         Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Bank and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing: the Bank may assign, sell participations in or otherwise transfer its rights under the Facility to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Bank in this Guaranty or otherwise.

         Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

         Section 17. Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF CONNECTICUT. THE GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

Shorewood Packaging Corporation


By:_________________________________________
   Howard Liebman, Executive Vice President,
   Chief Financial Officer


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Address: 277 Park Avenue, New York, New York 10172

STATE OF NEW YORK       ss.:
COUNTY OF NEW YORK

On the ____ day of May, 1997, before me came Howard Liebman; that he/she is the Executive Vice President of Shorewood Packaging Corporation, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by like order.

_______________________________
Notary
Public My commission expires:


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